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                                                                   EXHIBIT 10.42

                       SEVERANCE AND TERMINATION AGREEMENT

     This Severance and Termination Agreement (the "Agreement") is made and effective as of the 17th day of December, 2001 (the "Effective Date") between Hexcel Corporation (the "Company"), for itself and on behalf of its direct and indirect affiliated entities, and Harold E. Kinne (the "the Employee").

                                    RECITALS

     WHEREAS, the Company and its direct and indirect affiliated entities (together, the "Consolidated Group") are engaged in the business of developing, manufacturing and marketing carbon fibers, fabrics, composite materials and parts therefrom for the commercial aerospace, space and defense, electronics, recreation and industrial markets throughout the world, and hereafter may engage in other areas of business (collectively, the "Business"); and

     WHEREAS, the Company employs the Employee as its President and Chief Operating Officer on the date hereof; and

     WHEREAS, as a result of the Employee's employment with the Company, the Employee has extensive knowledge of the Business and, in particular, technologies, customers, markets and strategic plans relating to the Business; and

     WHEREAS, the Employee and the Company are parties to the Agreements identified on Schedule A hereto (the "Existing Agreements"), which are identified on Schedule A as "Employment Agreements" (the "Employment Agreements") and as "Equity Agreements" (the "Equity Agreements"); and

     WHEREAS, the Employee and the Company desire to terminate the employment relationship on an amicable basis effective as of January 4, 2002 (the "Termination Date) and to continue to engage the Employee as a consultant through July 1, 2002; and

     WHEREAS, the Company is willing to provide the Employee with certain benefits in connection with the termination of the Employee's employment with the Company; and

     WHEREAS, the Employee, in consideration of receiving such employment termination benefits from the Company, is willing to afford certain protection to the Company in regard to the confidentiality of its information, ownership of inventions and competitive activities, and is willing to release the Company from claims relating to or arising out of the employment relationship.

                                    AGREEMENT

     NOW THEREFORE, in consideration of the mutual terms and conditions hereof, and other good and valuable consideration, the receipt and sufficiency of which are hereby

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acknowledged, the Company and the Employee hereby agree as follows:

     1.   TERMINATION OF EMPLOYMENT

     a) The Company and the Employee agree that, effective as of the Termination Date, the Employee shall cease to be employed by the Company, and as of such date the Employee voluntarily and amicably resigns from his employment with the Company and from all of his officerships, directorships and other positions with the Company and its affiliated entities, and the Company accepts such resignations. The Employee further acknowledges that all files, records, electronic data, documents and notes (and all copies, if any, thereof) relating to the Consolidated Group, whether prepared by the Employee or otherwise in his possession, custody or control, together with all office or file keys and passes and all other property of any member of the Consolidated Group, are the exclusive property of the Consolidated Group and shall be delivered to the Company and not retained by the Employee following the Termination Date.

     b) The Company and the Employee agree that, effective as of the Termination Date, the Employee shall be engaged as an independent consultant to the Company on the terms and conditions set forth on Schedule B.

     2.   SEVERANCE BENEFITS.

     a) SEVERANCE PAYMENTS AND BENEFITS. In consideration for the obligations of Employee contained in this Agreement, including without limitation, the Basic Covenants (as defined in Section 3(c)) and the Release contained in
Section 4(a), the Company shall provide the Employee with certain payments and enhancements to certain of the Existing Agreements as follows:

          i) SEVERANCE PAY. The Company shall pay the Employee as severance pay an amount equal to two million four hundred forty-six thousand dollars ($2,446,000) less required deductions and withholdings. Such severance will be paid (A) one million nine hundred thousand dollars ($1,900,000) on the Termination Date by wire transfer to the bank account designated, at least 5 days in advance, by the Employee and (B) the balance at ninety-one thousand dollars ($91,000) per month on or about the first day of each month from February 2002 through July 2002.

          ii) BENEFITS. As of the Termination Date, the Employee will be eligible to continue group health coverage (i.e. medical and dental) as permitted under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). If Employee elects COBRA continuation coverage, the Company will pay the premium for such coverage from the Termination Date through July 1, 2002. In addition, to the extent permitted by the insurance policies maintained by the Company, the Employee may elect to continue to be covered under other insured benefit plans (including vision, life and disability) at the coverage maintained for him and his family at the Termination Date and the Company will pay the premium for such coverage from the Termination Date through July 1, 2002. Except as specifically provided herein, after the Termination Date, the Employee shall not be entitled to participate in any benefit plan of the Company (including any welfare plan).

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          iii) EQUITY AGREEMENTS. As of the Termination Date,

               (1) Each Equity Agreement pursuant to which a Performance Accelerated Restricted Stock unit or Restricted Stock Unit has been granted is amended to provide that such units which are not vested as of the Termination Date will vest and, without being subject to the existing limitations relating to Section 162(m) of the Internal Revenue Code of 1986, as amended, the underlying shares will be distributed on the Termination Date.

               (2) Each Equity Agreement pursuant to which a stock option has been granted is amended to provide that (A) each such stock option that is unvested on the Termination Date will vest and become exerciseable on the Termination Date; (B) all stock options granted pursuant to such Equity Agreements (other than the Special Grant as defined on Schedule A) shall remain exerciseable, and shall not terminate, until January 4, 2003; and (C) all stock options granted pursuant to the Special Grant shall remain exerciseable, and shall not terminate, until January 4, 2005.

          iv) OUTPLACEMENT. Following the Termination Date, the Company shall, at its own expense, arrange for the Employee to receive outplacement services at a level that is consistent with past practices of the Company for other senior executives (but in no event shall the cost thereof exceed $20,000), provided that such outplacement services shall be provided in the Stamford, CT area. The Employee shall not be entitled to any payment should the Employee determine not to receive such services.

          v)   EXISTING AGREEMENTS. Except as expressly provided in
     Section 1(a)(iii), the Equity Agreements shall remain in full force and effect in accordance with their respective terms. Except as expressly provided in this Agreement, each of the Employment Agreements shall be of no further force and effect.

     b) OTHER RIGHTS. The Employee hereby waives, and shall not be entitled to, any payment to which he would be entitled under the Company's Management Incentive Compensation Plan ("MICP") for 2001, and shall not be entitled to participate in the MICP nor any other profit sharing program for 2002. The Employee hereby waives, and shall not be entitled to receive any grant of any equity incentives for 2002 or thereafter. This Agreement shall not affect the Employee's vested rights (determined as of the Termination Date) in, or the Employee's obligations under, any welfare benefit or pension plan (including the Hexcel Corporation Pension Plan and the Hexcel Corporation 401(k) Plan). This Agreement shall not affect the Employee's right to reimbursement for reasonable business expenses incurred, or for current base salary and accrued vacation earned, on or before the Termination Date, except that the accrued vacation earned through the Termination Date shall be fixed at 160 hours notwithstanding actual accruals.

     c) SURVIVAL OF INDEMNIFICATION. Without limiting the generality of the foregoing, this Agreement does not in any way affect nor release the Employee's right to indemnification, if any, from the Consolidated Group against third party claims as provided by law, by agreement or by each member of the Consolidated Group's charter and by-laws; provided however, the Employee

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will fully cooperate with the Company as may be requested by the Company in connection with any proceedings or legal actions in which the Company is or may become involved, and will give truthful testimony and information in any such proceedings and legal actions, but nothing in this Section shall prohibit the Employee from responding to a valid subpoena or court order provided that the Employee has given the Company sufficient notice of such subpoena or court order to allow the Company an opportunity to seek a protective order or other relief limiting or barring such disclosure.

     3.   CONTINUING OBLIGATIONS.

          a) PROPRIETARY INFORMATION. The Employee acknowledges that the Consolidated Group's trade secrets and confidential and proprietary information (collectively "Proprietary Information"), including without limitation:

               i)   Nonpublic information concerning the Consolidated Group's:

                (1)  Research activities and plans;
                (2)  Marketing or sales plans;
                (3)  Pricing or pricing strategies;
                (4)  Manufacturing techniques;
                (5)  Products; and
                (6)  Strategic plans;

               ii) Nonpublic financial information, including information concerning revenues, profits and profit margins; and

               iii) Any nonpublic "material inside information" as such phrase is used for purposes of the Securities Exchange Act of 1934, as amended;

constitute valuable, special and unique information of the Consolidated Group. In recognition of this fact and in consideration of the benefits provided to the Employee hereunder, the Employee agrees that he will not disclose any Proprietary Information, to any person or entity, for any reason or purpose whatsoever, nor shall the Employee make use of any Proprietary Information for the benefit of himself or any person, firm, corporation or other entity. Notwithstanding the above, Proprietary Information does not include information
(i) which is or becomes publicly available without violation of this Agreement,
(ii) of which the Employee, prior to disclosure by the Employee did not know and should not have known was disclosed to the Employee by a third party in violation of any other person's confidentiality or fiduciary obligation, and
(iii) which is disclosed in connection with any legal process, provided that the Employee has notified the Company of such process in advance so that the Company may object or obtain a protective order and the Employee reasonably cooperates in the Company's attempt to eliminate or limit the scope of such disclosure. This Section does not, however, affect the obligations of confidentiality which the Employee otherwise may have under law or any other agreement with any member of the Consolidated Group (including without limitation, the Confidentiality Agreement defined on Schedule A and Section 8 of the Severance Agreement as defined on Schedule A) provided, however, that this Agreement shall supercede any such preexisting

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agreement with respect to the disclosure and/or use of confidential and/or proprietary information on or after the Effective Date. Furthermore, this Agreement does not affect the obligations of the Employee pursuant to Section 7 of the Severance Agreement.

          b) NON-SOLICITATION; NON-COMPETE. Until two years following the Termination Date, Employee shall not, without the prior written consent of the Company, employ or solicit employment of, or suggest, encourage, or attempt to influence the hiring or termination of any person employed on the date hereof by any member of the Consolidated Group. Furthermore, Employee acknowledges that the pursuit of the activities forbidden by this Section 3(b) would necessarily involve the use or disclosure of Proprietary Information in breach of the obligations of Section 3(a), but that proof of such breach would be extremely difficult. To forestall such disclosure, use and breach, and in consideration of the benefits provided Employee under Section 2, Employee agrees that until two years after the Termination Date he will not engage, in any capacity, directly or indirectly, including without limitation as employee, agent, consultant, manager, executive, director, owner or stockholder (except as a passive investor holding less than a 5% equity interest in an enterprise) in any business entity engaged, in competition anywhere in the world with the Business conducted by the Company or contemplated to be conducted by the Company on the Termination Date; provided that the Employee may be employed by a competitor of the Company so long as the Employee's duties and responsibilities do not relate directly or indirectly to the business segment of the new employer which is actually or potentially engaged in such prohibited competition. For purposes of this
Section 3(b) only, the Business conducted by the Company or contemplated to be conducted by the Company is developing, manufacturing and marketing (i) carbon fibers and composite materials (including without limitation, prepreg, adhesives and core and panels manufactured therefrom) for the commercial aerospace, space and defense, recreation and industrial markets, (ii) industrial and reinforcement fabrics for commercial aerospace, space and defense, marine, automotive and rail, printed wiring boards, architectural products, wind energy, construction and civil engineering and ballistics, and (iii) composite parts for commercial aerospace and space and defense markets. For purposes of giving legal effect to the foregoing sentences, the parties acknowledge and agree that the global nature of the business activities of the Consolidated Group as well as the global nature of Employee's responsibilities within the Consolidated Group require the geographic scope of this limitation to be worldwide.

          c) BREACH OF BASIC COVENANTS. The Employee acknowledges and agrees that, in the event of his breach of any of the Basic Covenants, the Company would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that any member of the Consolidated Group, in addition to any other remedy to which it may be entitled in law or equity, shall be entitled to an injunction to prevent breaches of any Basic Covenants and/or to compel specific performance of any Basic Covenants. In addition, in the event of any material breach of any Basic Covenants by the Employee and failure of the Employee to cure such material breach within 10 days following notice to him of such breach, the Company shall have no further obligations under this Agreement including, without limitation, any obligation to make any payment under Sections 1(b) and 2(a)(i), (ii) and (iv) or to amend any Equity Agreement under Section 2(a)(iii). Notwithstanding anything to the contrary contained in this Agreement, and in addition to other remedies provided herein or by law, in the event that the Employee is in breach of any provisions of Sections 3 and 8 of this Agreement

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(collectively, the "Basic Covenants"), then the Company shall be entitled to recover from the Employee the value of all of the compensation, severance and benefits received by the Employee pursuant to Sections 1(b) and 2(a), including without limitation any spread between exercise price and market price of employee stock options exercised after the Termination Date, together with reasonable attorneys fees and expenses incurred by the Company in connection therewith.

     4.   RELEASE.

          a) RELEASE. In consideration of the mutual covenants and agreements contained herein, the Employee, for himself and on behalf of his heirs, executors, administrators and representatives, hereby irrevocably and unconditionally, knowingly and voluntarily, releases, acquits, and forever discharges each member of the Consolidated Group and their respective stockholders, officers, directors, employees, representatives, attorneys and agents, and each of their respective successors and assigns (referred to collectively as the "Releasees") from any and all claims and causes of action whether known to the Employee or unknown, suspected or unsuspected, which exist or may have existed or may arise in any way relating to any act or omission or other matter occurring up to and including the Termination Date, including, without limitation, the Employee's employment relationship with the Company, rights or claims which did exist or which might have been asserted pursuant to any express or implied contract of employment or any Existing Agreement (except as otherwise provided in this Agreement), or under any tort, federal, state, or local fair employment practice or civil rights law, any other statute, executive order, law, ordinance, or any other duty or obligation of any kind or description. For the avoidance of doubt and not in limitation of the foregoing, this release includes (i) all claims which have existed from the beginning of the world to the Termination Date and which may arise in the future out of any and all occurrences or omissions up to and including the Termination Date, and
(ii) all claims for alleged discrimination based upon age, race, sex, religion, national origin, citizenship, or disability, and includes any claim asserted or unasserted, which could arise under Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 1981, 42 U.S.C. Section 1983, the Connecticut Human Rights and Opportunities Act, the Age Discrimination in Employment Act of 1967, 29 U.S.C.
Section 621 et seq., (individually and collectively, "ADEA"), New York Fair Employment and Housing Act, the Family and Medical Leave Act, 29 U.S.C.
Section 2601 et seq., the Employee Retirement Income Security Act of 1974, 29 U.S.C. Section 1001 et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. Section 12101 et seq., the Older Workers Benefit Protection Act (individually and collectively, "OWBPA") and any fair employment practice, equal employment opportunity, or employee benefit statute under any federal, state, or local law, or any judicial decision or executive order now or hereafter recognized, as well as any unsuspected and unanticipated claims, liens, injuries and damages as well as those that are known.

          b) ALL CLAIMS RELEASED. Notwithstanding anything to the contrary contained in this Agreement, and for the purpose of implementing a full and complete release, the Employee understands and agrees that, except as otherwise provided in this Agreement, this Agreement is intended to include all claims, if any, which the Employee may have that the Employee does not now know or suspect to exist in the Employee's favor against the Company or any Releasee, and that this Agreement extinguishes those claims; provided, however, that the matters released pursuant to Section 4(a) hereof shall not include any express obligation of the

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Company pursuant to this Agreement, nor any vested rights as described in
Section 2(b) hereof nor any rights to indemnity described in Section 2(c) hereof.

In furtherance of the provisions of this Section 4(b), the Employee hereby expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those extending to, involving, releasing or discharging, unknown and unsuspected claims, demands or causes of action, if any.

          c) EMPLOYEE'S RESPONSIBILITIES. The Employee hereby irrevocably and unconditionally, knowingly and voluntarily, waives and gives up any right the Employee has, had, or might have had to commence a legal action against the Releasees with respect to the matters released in Section 4(a), to the full extent permitted by applicable law. The Employee represents and warrants to the Company that prior to the Effective Date he has not filed or permitted to be filed with any court, governmental or administrative agency, or arbitration tribunal, any complaint, lawsuit, charge or claim against any one or more of the Releasees in respect of any such matter. The Employee further agrees and covenants not to (i) seek or be entitled to any recovery in any proceeding of any nature whatsoever in connection with such matters and (ii) except as may otherwise be agreed to in writing by the Company, seek and accept employment with any member of the Consolidated Group after the Termination Date. Should any such proceeding be brought against any one or more of the Releasees, the Employee shall take all steps necessary to opt out, abandon, and disclaim interest in such proceeding. If such proceeding is brought successfully and thereby the Employee becomes entitled to a monetary award, the Employee agrees that the Releasees shall be entitled to recoup either the consideration paid under this Agreement or the proceeds received by him in such proceeding, whichever is less. Further, to the full extent permitted by applicable law, the Employee shall not testify, assist or participate (except in response to subpoena or judicial order) in any lawsuit or any judicial proceeding brought against any one or more of the Releasees in connection with such matters. Neither the existence nor terms of this Agreement nor any claims or allegations that were or could have been raised by the Employee as of the Effective Date, nor the facts and circumstances underlying such claims or allegations, shall be admissible or submitted as evidence in any litigation in any forum for any purpose other than to determine the enforceability and/or to secure enforcement of the terms and conditions of this Agreement. Notwithstanding anything to the contrary in this Section 4(c) or anywhere else in this Agreement, the Employee may bring a claim to challenge the validity of this Agreement under the ADEA and/or the OWBPA, and the Employee shall not be required to pay the attorneys fees or costs incurred by the Company in connection with such a claim, and shall not be required to repay any amounts to the Company that were paid to the Employee by the Company under this Agreement as a result of bringing such a claim.

          d) REVOCATION. The Employee acknowledges that he received a draft of this document on December 13, 2001; that he has been offered by the Company at least forty-five days from the date he received this Agreement within which to consider its terms; that he has been advised by the Company that during such period he should consult an attorney regarding the terms of this Agreement and that if he signs before the expiration of said forty-five days he does so of his own free will and with the full knowledge that he could have taken the full forty-five days and that he waives, in all respects, the forty-five day waiting period he is permitted to

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review this Agreement; and he realizes and understands that this Agreement applies to and covers all claims, demands, and causes of action, including those that could be asserted under ADEA against the Consolidated Group. The Employee represents and warrants that he has, in fact, considered this Agreement and that he knowingly and voluntarily enters into this Agreement including, but not limited to, the releases and waivers set forth above. The terms of this Agreement shall become effective and enforceable upon the Effective Date. Notwithstanding the preceding sentence, the Employee shall have seven (7) days from the Effective Date to revoke his consent to the release and waiver of his rights under ADEA set forth in Section 4(a) herein by written notice to be received by the Company before 5:00 P.M. New York City time on the seventh day. If no such revocation occurs, the Employee's release and waiver of his rights under ADEA shall become effective at such time. In the event that the Employee revokes his release and waiver of rights under ADEA, the Company shall have no obligation to the Employee under either Section 1(b) or 2(a), but all other terms, provisions and agreements contained in this Agreement shall remain in full force and effect.

     5. VALIDITY; INJUNCTIVE RELIEF. Notwithstanding anything to the contrary contained in this Agreement, the terms of this Agreement shall be regarded as severable. If any provision of this Agreement, or the application thereof to any circumstance, is held invalid or unenforceable for any reason whatsoever, such provision shall be severable and shall not affect any other provision hereof or the application thereof to any other circumstance which can be given effect without such invalid provision or application. If any provision or term should be interpreted to be so broad as to be unenforceable, then such terms shall be restricted as necessary to make such term enforceable to the fullest extent permitted by law.

     6. NOTICE. All notices and all other communications required or permitted pursuant to this Agreement shall be in writing, and, except as specifically provided herein, shall be deemed to have been duly given when personally delivered by courier, or by fax transmission, or when received by United States certified or registered mail, postage prepaid, addressed to the respective addresses set forth below:

      If to the Company:

               Hexcel Corporation
               281 Tresser Boulevard
               Two Stamford Plaza, 16th Floor
               Stamford, CT 6901-3261
               Attn: General Counsel
               Fax: (203) 358-3972

      If to the Employee:

               Harold E. Kinne
               107 Heming Way
               Stamford, CT 06903

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The foregoing addresses may be changed by a party giving a notice of such change as provided in this Section 6.

     7. GOVERNING LAW; JURISDICTION; ARBITRATION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF CONNECTICUT WITHOUT REFERENCE TO SUCH STATE'S CONFLICT OF LAW RULES. ALL DISPUTES CONCERNING THE APPLICATION OR ENFORCEMENT OF THE AGREEMENT, INCLUDING ALL CLAIMS RELATING TO EMPLOYEE'S EMPLOYMENT OR TERMINATION OF EMPLOYMENT AFTER THE COMMENCEMENT DATE, SHALL, IF NECESSARY, BE RESOLVED BY FINAL AND BINDING ARBITRATION BEFORE A SINGLE ARBITRATOR SELECTED BY MUTUAL AGREEMENT OR (FAILING AGREEMENT) SELECTED IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION THEN IN EFFECT (THE "ARBITRATOR"). THE ARBITRATION SHALL OTHERWISE BE CONDUCTED IN STAMFORD, CONNECTICUT, AND IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION THEN IN EFFECT. THE ARBITRATOR SHALL ISSUE A WRITTEN AWARD CONTAINING FINDINGS OF FACT AND CONCLUSIONS OF LAW, AND IS EMPOWERED TO GRANT ANY LEGAL OR EQUITABLE RELIEF WHICH THE COURT COULD AWARD HAD THE MATTER BEEN BROUGHT BEFORE IT. NOTWITHSTANDING THIS AGREEMENT TO ARBITRATE, IN EXIGENT CIRCUMSTANCES, EITHER PARTY MAY REQUEST AN APPROPRIATE COURT OF LAW FOR TEMPORARY EQUITABLE RELIEF PENDING THE APPOINTMENT OF, AND AWARD BY, THE ARBITRATOR. ANY AWARD OF THE ARBITRATOR MAY INCLUDE AN AWARD OF COSTS OF ARBITRATION. THE AWARD OF THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION.

     EMPLOYEE ACKNOWLEDGES AND UNDERSTANDS THAT HE IS WAIVING THE RIGHT TO ADJUDICATE EMPLOYMENT-RELATED CLAIMS, INCLUDING EMPLOYMENT DISCRIMINATION CLAIMS, IN A JUDICIAL FORUM AND IS OPTING INSTEAD TO ARBITRATE ALL SUCH CLAIMS.

     8. NONDISCLOSURE; NONDISPARAGEMENT. The Employee hereby covenants and agrees that (i) after the Effective Date, he will not (except as to his personal representatives or as otherwise required by law) disclose the existence of this Agreement or the terms and conditions hereof to any other person or entity, and
(ii) he will not make, or cause to be made, any statement, observation, opinion, or communication (whether oral or written) that disparages the Consolidated Group, any member thereof, or any of their respective past or present officers, directors, shareholders or employees, whether concerning his separation from employment or otherwise or that accuses or implies that any such entity or person engaged in any wrongful or improper conduct, whether or not related to the Employee's employment with the Company or the termination of such employment. Nothing herein shall prevent the Employee from disclosing to a prospective or existing employer the existence of the limitations imposed on the Employee by Section 3 hereof. Furthermore, the Company hereby covenants and agrees that none of the officers of the Company will make, or cause to be made, any statement, observation, opinion or communication (whether oral or written) that disparages the Employee, whether

                                        9
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concerning his separation from employment or otherwise or that accuses or implies that the Employee engaged in any wrongful or improper conduct, whether or not related to the Employee's employment with the Company or the termination of such employment.

     9. ENTIRE AGREEMENT. This Agreement (including the Schedules) sets forth the entire understanding of the parties hereto in respect of the subject matter hereof and, except as specifically provided herein, supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto or its agent or representative; and, except as specifically provided herein, any prior agreement of the parties hereto in respect of the subject matter hereof is hereby terminated and cancelled except as specifically provided herein. No terms, conditions, amendments or modifications hereto shall be binding unless made in writing and signed by the parties hereto.

     10. NO WAIVER. The failure of the Company or the Employee to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     11. WITHHOLDING BY COMPANY. All payments in cash or by delivery of shares of stock payable to the Employee pursuant to this Agreement shall be made net of all applicable withholding and payroll taxes under federal, state and local laws.

     12. TRANSACTIONS IN COMPANY SECURITIES. The Employee covenants and agrees to comply with all applicable securities laws and all of the Company's policies, including the Insider Information and Trading Policy, with respect to any transaction involving any securities of the Company after the date hereof.

     13. NON-ADMISSION OF LIABILITY. This Agreement shall not be construed in any way as an admission by the Company that it has acted wrongfully with respect to the Employee or any other person.

     IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date first written above.

HEXCEL CORPORATION


By: /s/ Ira J. Krakower                     /s/ Harold E. Kinne
    ------------------------                ---------------------------
Name:  Ira J. Krakower                      Harold E. Kinne
Title: Senior Vice President, Secretary
       and General Counsel

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                                   SCHEDULE A

                               EXISTING AGREEMENTS

                              EMPLOYMENT AGREEMENTS

a) Employee Confidentiality Agreement dated July 15, 1998 (the "Confidentiality Agreement")
b)  Executive Deferred Compensation and Consulting Agreement dated July 15, 1996
c) Executive Severance Agreement dated February 3, 1999 (the "Severance Agreement")*
d) Supplemental Executive Retirement Agreement dated May 10, 2000, as amended by First Amendment to Supplemental Executive Retirement Agreement dated July, 2001*

                                EQUITY AGREEMENTS

a)  Non-Qualified Option Agreement dated July 15, 1998*
b) 1998 Performance Accelerated Restricted Stock Unit Agreement dated July 15, 1998*
c)  Performance Accelerated Stock Option Agreement dated July 15, 1998*
d)  Reload Option Agreement dated July 30, 1998*
e)  Non-Qualified Option Agreement dated October 13, 1998*
f) 1998 Performance Accelerated Restricted Stock Unit Agreement dated October 13, 1998*
g)  Exchange Performance Accelerated Stock Option Agreement dated October 30,
    1998*
h)  Non-Qualified Option Agreement dated February 3, 1999*
i) 1999 Performance Accelerated Restricted Stock Unit Agreement dated February 3, 1999*
j) Grant of Restricted Stock Units Under the Hexcel Corporation Management Stock Purchase Plan dated February 3, 1999*
k) Performance Accelerated Restricted Stock Unit Agreement dated December 2, 1999* (2 grants)
l)  Employee Option Agreement dated December 2, 1999* (2 grants)
m)  Performance Accelerated Restricted Stock Unit Agreement dated December 20,
    2000
n) Employee Option Agreement dated December 20, 2000 (50,395 shares @ $11.00) (the "Special Grant")
o)  Employee Option Agreement dated December 20, 2000
p) Grant of Restricted Stock Units under the Hexcel Corporation Management Stock Purchase Plan, dated February 1, 2001

*As amended by Amendment to Agreements dated October 11, 2000, which Amendment is as amended by Amendment to Amendment to Agreements dated November 21, 2000

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                                   SCHEDULE B

                         CONSULTING TERMS AND CONDITIONS

(a) CONSULTANT. During the term below, Harold E. Kinne (the "Consultant") shall be an independent consultant to (and not an employee of) the Consolidated Group on the terms below.
(b) DUTIES. Duties shall be as assigned by the Chief Executive Officer of the Company. Consultant has no obligation to provide services on more than 30 working days, reasonable prior notice to Consultant required.
(c) TERM. January 4, 2002 through July 1, 2002.
(d) COMPENSATION. $60,000, payable $10,000 per month on or about the first day of each month from February 2002 through July 2002. Consultant shall not accrue any vacation or sick pay, nor be entitled to any other compensation or benefits in consideration for these services.
(e) EXPENSES; SERVICES. Reasonable business expenses approved in advance shall be reimbursed pursuant to normal Hexcel policy. The Company will not provide the Consultant with services, support, space or materials.
(f) INSURANCE. Consultant will carry insurance of the type and amount normally carried by independent consultants providing similar services to the Company and shall provide evidence of such insurance on request.
(g) HEXCEL PROPERTY AND PROPRIETARY INFORMATION. The second sentence of
    Section 1(a) shall apply to Consolidated Group items developed or otherwise obtained by Consultant during the term. Section 3(a) shall apply to restrict disclosure or use of Proprietary Information developed, obtained or received by Consultant during the term.
(h) OWNERSHIP OF INTELLECTUAL PROPERTY. All trade secrets, know-how, confidential information, inventions (whether patentable or not), copyrights, tradenames, information, ideas, devices, improvements, advice or data and all other results (whether or not evidenced in documentary form, and including notes, memoranda, reports and findings) created or developed by Consultant, in whole or in part, arising out of, or related to the duties performed during the term (collectively "Intellectual Property"), shall be deemed the sole and exclusive property of the Company created or developed for and on behalf of the Company in exchange for reasonable compensation and, where applicable, "works for hire". Consultant assigns to the Company all right, title and interest in the Intellectual Property, if any. Consultant shall promptly execute and deliver all documents and do such other acts as the Company may reasonably request, at the Company's expense, to transfer to, and to vest and evidence the vesting in, the Company of all right, title and interest in and to the Intellectual Property.
(i) CONSULTANT UNDERSTANDS AND AGREES THAT THIS SCHEDULE B PROVIDES FOR THE ENTIRE COMPENSATION TO BE PAID TO CONSULTANT RESULTING FROM THE DUTIES TO BE PERFORMED BY CONSULTANT ON BEHALF OF THE COMPANY, THAT THE COMPANY'S LIABILITY FOR COMPENSATION IS LIMITED TO PAYMENT OF THE COMPENSATION PROVIDED IN THIS SCHEDULE B, AND THAT UNDER NO CIRCUMSTANCES WILL CONSULTANT BE ELIGIBLE FOR ANY BENEFITS OR RIGHTS UNDER ANY EMPLOYEE BENEFIT PLAN OF THE COMPANY WITH RESPECT TO THE PERFORMANCE OF HIS CONSULTING DUTIES, EVEN IF A GOVERNMENT AGENCY OR TAXING AUTHORITY RECHARACTERIZES THE RELATIONSHIP BETWEEN THE PARTIES AS AN EMPLOYMENT RELATIONSHIP. Consultant agrees to pay applicable taxes (including self-employment and other similar taxes) which may arise as a result of the consulting duties.

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